Exhibit 10.17

                                                                CONFORMED COPY




                             TAX MATTERS AGREEMENT
                           Dated as of June 18, 2004



                                 BY AND AMONG



                      FORTRESS BROOKDALE ACQUISITION LLC,
                                   "Seller"

                          BLC SENIOR HOLDINGS, INC.,
                                 "Indemnitor"

                                      AND

                         PROVIDENT SENIOR LIVING TRUST
                                  "Acquiror"












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                             TAX MATTERS AGREEMENT

            This TAX MATTERS AGREEMENT (this "Agreement") is dated as of June 18, 2004, by and among Fortress Brookdale Acquisition LLC, a Delaware limited liability company ("Seller"), BLC Senior Holdings, Inc., a Delaware corporation ("Indemnitor") and Provident Senior Living Trust, a Maryland real estate investment trust ("Acquiror").

                                  WITNESSETH

            WHEREAS, Seller, Indemnitor and Acquiror have entered into a Stock Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), pursuant to which, among other things, Acquiror has agreed to acquire all the outstanding shares of common stock of Brookdale Living Communities, Inc., a Delaware corporation (the "Company");

            WHEREAS, upon the acquisition of all the outstanding shares of common stock of the Company by Acquiror, the Company and each of its wholly-owned corporate subsidiaries are intended to become qualified REIT subsidiaries pursuant to Section 856(i) of the Code (defined below), the Company and each of its wholly-owned direct and indirect corporate subsidiaries will be deemed to liquidate under Section 332 of the Code for Federal income tax purposes, and the tax year for the Company and various of its subsidiaries will end on the Closing Date;

            WHEREAS, after being deemed liquidated under Section 332 of the Code, the Company and each of its wholly-owned corporate subsidiaries are intended to be converted to limited liability companies that are not classified as corporations for Federal income tax purposes;

            WHEREAS, after being converted to limited liability companies, all the equity interests in the Company and each of its wholly-owned corporate subsidiaries are intended to be contributed by the Acquiror to an entity that is classified as a partnership for Federal income tax purposes in which the Acquiror, directly or through one or more entities disregarded for Federal income tax purposes, will be a partner; and

            WHEREAS, as a condition to entering into the Purchase Agreement and the Transaction Agreements (as defined in the Purchase Agreement), and as an inducement to do so, the parties hereto are entering into this Agreement;

            NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            Section 1. Definitions. For purposes of this Agreement, the following terms shall apply:

                  (a) "Acquiror" shall have the meaning set forth in the Introductory Paragraph.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.


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                  (c)   "Final Determination" shall mean (i) a decision,
      judgment, decree, or other order by any court of competent jurisdiction, which decision, judgment, decree, or other order has become final after all allowable appeals by either party to the action have been exhausted or the time for filing such appeal has expired, (ii) a closing agreement entered into under Section 7121 of the Code, or any final settlement agreement entered in connection with any administrative or judicial proceeding, or (iii) the expiration of time for instituting a claim for refund, or if such claim was filed, the expiration of time for instituting a suit with respect thereto.

                  (d) "Indemnitor" shall have the meaning set forth in the Introductory Paragraph.

                  (e) "Indemnity Amount" shall mean the amount payable by Indemnitor to an Acquiror pursuant to Section 3.

                  (f) "Pre-Closing Period" shall mean any taxable year or period that ends on or before the Closing Date.

                  (g) "Post-Closing Period" shall mean any taxable year or period that begins after the Closing Date.

                  (h) "REIT" shall mean a real estate investment trust, within the meaning of Sections 856 et. seq., of the Code.

                  (i) "Seller" shall have the meaning set forth in the Introductory Paragraph.

                  (j) "Straddle Period" shall mean, with respect to any taxable year or period of an entity or group of entities that begins on or before the Closing Date but ends after the Closing Date, the portion of such taxable year or period that (i) begins on the first day of such taxable year or period, and (ii) ends on the Closing Date.

                  (k) "Tax" and/or "Taxes" shall mean all Federal, state, local and foreign taxes, charges, fees, duties (including customs duties), levies or other assessments, including without limitation, income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, transfer, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, license, payroll, environmental, capital stock, disability, employee's income withholding, other withholding, and unemployment taxes, which are imposed by any governmental authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

                  (l) "Tax Authority" shall mean any governmental authority having jurisdiction over the assessment, determination, collection, or imposition of any Tax.

                  (m) "Tax Return" shall mean a report, return or other information return required to be supplied to a governmental entity with respect to Taxes (and any


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      amendments thereto) including, combined or consolidated returns for any group of entities.

                  (n) Any capitalized terms used herein and not defined herein, shall have the meaning assigned to it in the Purchase Agreement.

            Section 2. Tax Liability for Straddle Period. For purposes of this Agreement, the Tax liability of any entity with respect to a Straddle Period shall be computed as follows: (i) in the case of Taxes of an entity that are either based upon or related to income or receipts, the Tax liability for the Straddle Period shall be deemed equal to the amount that would be payable if the period for which such Tax is assessed had ended on and included the Closing Date, not including transactions occurring on the Closing Date after the Closing, determined, to the extent permissible under applicable laws and commercially practicable, in a manner which is consistent with such entity's accounting practices and business operations as in effect prior to the Closing Date; (ii) in the case of Taxes that are incurred as a result of any sale, transfer, assignment or distribution of property, or other similar transaction engaged in, by any such entity, the Tax liability for the Straddle Period shall be the amount due with respect to any such sale, transfer, assignment, distribution, or other similar transaction occurring on or prior to the Closing Date (not including transactions occurring on the Closing Date but after the Closing); and (iii) in the case of all other Taxes, Tax liability attributable to the Straddle Period shall be equal to the Taxes imposed with respect to the Tax period that includes the Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Straddle Period through and including the Closing Date and the denominator of which is the number of days in the Tax period with respect to which such Taxes are imposed; provided, however, that notwithstanding the foregoing provisions of this section, with respect to real property Taxes, Section 2.04 of the Purchase Agreement shall govern.

            Section 3.  Amount and Scope of Indemnification.

                  (a) Indemnitor shall indemnify, defend, and hold harmless Acquiror against and reimburse Acquiror for all Taxes, losses, damages, cost, expenses, liabilities, obligations and claims of any kind (including reasonable attorneys' fees and costs of investigation) in connection with Taxes of the Company and the Company Subsidiaries that are attributable to a Pre-Closing Period, including without limitation Taxes properly allocable to a Straddle Period under Section 2, or that Acquiror may at any time suffer or incur, or become subject to, as a result of or in connection with the material inaccuracy of any representation or warranty made by Indemnitor in Section 3.19 (other than Section 3.19(l)) of the Purchase Agreement or in the schedules referred to in Section 3.19 of the Purchase Agreement. Acquiror, if and to the extent it qualifies as a REIT with respect to any taxable period and jurisdiction, shall not be required to make additional distributions to its shareholders to reduce or eliminate its liability for Taxes otherwise indemnified against hereunder, whether or not such distributions are required to be made to maintain the Acquiror's status as a REIT, but to the extent Acquiror is permitted to, and chooses to, make any such additional distributions to its shareholders, any reduction in Acquiror's liability for Taxes as a result of such additional distributions shall be taken into account in computing the Indemnity Amount hereunder.


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


                  (b)   In the event Acquiror makes a claim for
      indemnification hereunder, Acquiror shall provide Indemnitor with a written statement setting forth in reasonable detail the basis of the claim for indemnification and the calculation of the amount owing under
      Section 3(a) (the "Indemnity Amount").

                  (c) Any payment determined due to Acquiror pursuant to this Section 3 shall be paid within the later of (i) twenty (20) business days after written notice from Acquiror to Indemnitor that such amounts are due and payable, or (ii) ten (10) business days prior to the due date for any return (including without limitation any return of estimated income taxes) on which Acquiror would reflect such income or gain.

                  (d) Upon request of Indemnitor, the basis of the claim and the accuracy of Acquiror's calculation of the Indemnity Amount payable to Acquiror pursuant to Section 3 shall be verified by an independent, nationally recognized accounting firm (other than the preparer of Acquiror's or Indemnitor's Tax Returns or financial statements) acceptable to Indemnitor and Acquiror. In the event that the parties are unable to agree on an acceptable accounting firm, each shall select one accounting firm as its representative and the two accounting firms so selected shall select a third firm to perform the requisite verification. In order to enable such accountants to verify the basis and accuracy of such claim, Acquiror and Indemnitor shall provide to such accountants all information reasonably necessary for such verification, including without limitation any computer analyses used by Acquiror or Indemnitor to calculate or question, as the case may be, such amount or amounts. In conducting its verification, the accounting firm shall consult with, and consider in good faith the opinions and positions of, Acquiror and Indemnitor as to the proper resolution of any matters at issue. The review and determination of such calculations by such accounting firm pursuant to this Section 3(d) shall be final. The parties hereto agree that, if the accounting firm is required to resolve any matters relating to the computations, the accounting firm (i) shall provide Acquiror and Indemnitor with a written notification that describes in reasonable detail the matter or matters at issue, and (ii) prior to its resolution of the matter or matters at issue, shall provide Acquiror and Indemnitor with an opportunity to set forth their positions concerning the proper resolution of the matter or matters at issue in accordance with a procedure reasonably acceptable to both Acquiror and Indemnitor. The cost of such verification shall be borne by Indemnitor unless it is the determination of such verification that the actual amount or amounts payable (exclusive of interest and penalties) deviates, in a manner favorable to Indemnitor, by more than 10% from the amount originally determined by Acquiror, in which case such cost shall be borne by Acquiror.

                  (e) At the request and expense of Indemnitor, Acquiror shall seek any refund of any Tax. In the event Acquiror receives a refund of (i) any amount which gave rise to an indemnification payment hereunder, or (ii) any Tax paid by Company prior to the Closing Date with respect to a Pre-Closing Period or Straddle Period, Acquiror shall refund such indemnification payment to Indemnitor; provided, however, that if either party has notified the other that there may be an amount due to Acquiror from Indemnitor pursuant to this Agreement or the Purchase Agreement, Acquiror may withhold payment until resolution of that claim has occurred.


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                  (f)   Acquiror agrees not to file any amended return of the
      Company, or any of its affiliates with respect to a Pre-Closing Period or Straddle Period without the prior written consent of the Indemnitor.

                  (g) The Indemnity Amount shall be reduced for the Tax benefits from any net operating loss carryover or other Tax attributes of the Company or the Company Subsidiaries as of the Closing that Acquiror or its Affiliates actually utilize after the Closing. To the extent that Acquiror or an Affiliate realizes an actual Tax benefit as a result of the event giving rise to the indemnity payment hereunder (such as, by way of example but not limitation, a savings in Federal income Taxes resulting from an increase in deductible state Taxes that are indemnified, in a case in which the indemnity payment itself does not give rise to gross income for Federal income tax purposes), Acquiror shall promptly rebate to Indemnitor the amount of such Tax benefit.

            Section 4. Exclusions. (a) Notwithstanding any other provision of this Agreement, Indemnitor shall not have any liability for indemnification under this Agreement for any Tax liability attributable, in whole or in part, to:

                        (i)   any fraud, willful misconduct or gross
      negligence of Acquiror or officer, director, employee or agent thereof;

                        (ii) any Tax resulting from a determination that Acquiror is not treated as the owner of the Leased Property for income tax purposes (including, but not limited to, any adverse effect on Acquiror's status as a REIT); or

                        (iii) the willful failure of Acquiror to comply on a timely basis with certification, information, documentation, reporting or other similar requirements imposed on such Acquiror, or the willful failure of Acquiror to comply with its obligations set forth in Section 5, to the extent Indemnitor demonstrates that its ability to contest such Tax liability is actually prejudiced by such willful failure of Acquiror.

                  (b) Acquiror, Indemnitor and Seller agree, for themselves and on behalf of their respective existing and future affiliates and representatives, that notwithstanding any provision to the contrary in this Agreement, the Purchase Agreement or any other Transaction Agreement, with respect to each indemnification obligation in this Agreement, in no event shall the Indemnitor have liability to the Acquiror for any punitive, incidental, indirect or consequential damages, damages for the loss of profits or other special damages (including, but not limited to, any adverse effect on Acquiror's status as a REIT, unless such failure is due to Indemnitor's or Seller's willful misconduct, recklessness or gross negligence), and in no event shall Taxes (subject to the immediately preceding parenthetical clause) include any of the foregoing.

                  (c) Notwithstanding anything to the contrary in this Agreement, no liability shall be imposed upon Indemnitor for any liability for Taxes for amounts that are required to be paid by Indemnitor, or any affiliate, as Tenant, to Acquiror, or any of its


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      affiliates, as Landlord, under the Transaction Documents, including but not limited to transfer and similar Taxes relating to the transactions contemplated thereunder.

                  (d) Notwithstanding anything to the contrary in this Agreement or any other Transaction Agreement, Seller shall have no liability for Taxes to the Acquiror or any of its affiliates.

                  (e) Notwithstanding anything to the contrary in this Agreement, Indemnitor shall not be liable for any Taxes arising from transactions that occur following the Closing, including transactions occurring on the Closing Date after the Closing, and Acquiror shall not be liable for any Taxes of the Company and the Company Subsidiaries arising from transactions that occur at or preceding the Closing.

            Section 5. Preparation of Tax Returns. Indemnitor will be responsible for the preparation and filing of all Tax Returns for Company and the Company Subsidiaries for all Pre-Closing Periods, and will pay all third-party costs and expenses incurred in preparing and filing such Tax Returns. Acquiror will be responsible for the preparation and filing of all Tax Returns for Company and the Company Subsidiaries for all Post-Closing Periods and any Tax period that includes a Straddle Period. All Tax Returns of the Company and the Company Subsidiaries for any Pre-Closing Period and any Straddle Period shall be prepared in a manner consistent with the applicable entity's past practices as in effect prior to the Closing Date; provided, however, that such past practices are in accordance with the Code and the regulations thereunder. Acquiror shall submit any Tax Return that includes a Straddle Period to Indemnitor for review and consent, which consent shall not be unreasonably withheld. Each of Acquiror, Seller and Indemnitor agrees to reasonably cooperate in making available information necessary to the preparation and filing of such Tax Returns and each agrees to make available, at its expense, records and employees of Company, Indemnitor, Seller and Acquiror necessary for the preparation or such Tax Returns. Acquiror and its accountants will be provided for their review, a draft of each material Tax Return with respect to any period (or portion thereof) ending on or before the Closing Date at least 20 days prior to the date Indemnitor intends to file such Tax Return. To the extent that positions previously taken on Tax Returns of the Company and the Company Subsidiaries require further explication or substantiation in order for the Acquiror to prepare Tax Returns with respect to Post-Closing Periods, the Indemnitor and the Seller shall provide or cause to be provided such information and background with respect to such matters as the Acquiror may from time to time reasonably request.

            Section 6.  Contests Pertaining to Tax.

                  (a) Acquiror shall promptly notify Indemnitor (but in no event later than 5 Business Days following the receipt by Acquiror) of
      (i) the assertion of any claim or any dispute of any Tax reporting position, the commencement of any audit or examination of Company or any Company Subsidiary by any Tax Authority with respect to any Pre-Closing Period or Straddle Period and (ii) the receipt by it from the Internal Revenue Service of a written, proposed or final revenue agent's report, a 30-day letter or a notice of deficiency (as described in 6212 of the Code) or similar written notice from a Tax authority of a state, local, or foreign government, in which an adjustment is proposed or determined to the Taxes for which Indemnitor may be required to provide


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      indemnification pursuant to this Agreement (a "Tax Claim"); provided, however, that any failure to provide such notice shall not relieve Indemnitor of any obligation to indemnify Acquiror hereunder except, notwithstanding anything to the contrary contained in Section 4(iii), to the extent that the Indemnitor's ability to contest such adjustment is prejudiced in Indemnitor's discretion by such failure of the Acquiror.

                  (b) Indemnitor shall have the sole right to represent the interests of the Company and the Company Subsidiaries, and to settle any dispute with respect to Taxes arising, in any Tax audit or administrative or court proceeding relating to Pre-Closing Periods or to any Straddle Period of the Company or any Company Subsidiary, as the case may be, and to employ counsel of Indemnitor's choice at Indemnitor's expense to carry out such representation; provided, however, that Indemnitor shall notify Acquiror of its intention to represent such interests within ten (10) Business Days of Indemnitor's receipt of the notice from Acquiror in accordance with Section 6(a). Acquiror agrees that it will cooperate fully with Indemnitor and Indemnitor's counsel in the defense against or compromise of any claim in any said proceeding. Acquiror shall execute and deliver to Indemnitor any power of attorney or other document requested by Indemnitor in connection with any audit or administrative or court proceeding with respect to which Indemnitor is representing the interests of the Company or any Company Subsidiary (or successor-in-interest) in any proceeding described in this Section 6. In connection with any audit or administrative or court proceeding with respect to which Indemnitor is representing the interests of the Company or any Company Subsidiary (or any successor-in-interest), Indemnitor shall consult in good faith with, and keep reasonably informed, Acquiror and its counsel and shall provide Acquiror with copies of any documents, reports or claims issued by or sent to the relevant auditing agent or Tax Authority, as well as a reasonable opportunity to review and comment thereon, but the decisions regarding what actions are to be taken shall be made by Indemnitor in its reasonable judgment, taking into account the reasonable requests and interests of the Acquiror.

                  (c) Acquiror shall not make payment of any claim for at least ten (10) days after giving written notice of such claim to Indemnitor if such forbearance is permitted by law. If the conduct of the contest requires Acquiror to pay the tax claimed and file or sue for a refund, Indemnitor shall advance to such Acquiror, on an interest-free basis, sufficient funds to pay the tax and any interest, penalties and additions to tax payable with respect thereto (to the extent such amount is subject to Indemnitor's indemnity obligations hereunder). Acquiror shall as promptly as practicable use such funds to pay such tax, interest, penalties or additions to tax, as the case may be.

                  (d) If Acquiror receives any settlement offer from the Internal Revenue Service or similar notice from a Tax authority of a state, local, or foreign government with respect to a claim for which Acquiror seeks indemnity from Indemnitor, such Acquiror shall promptly inform Indemnitor of the receipt of such settlement offer. If Indemnitor recommends acceptance of such settlement offer, but Acquiror declines to accept such offer in writing within thirty (30) days: (i) the obligation of Indemnitor to make indemnity payments under this Agreement as the result of any such contest or proceedings shall not exceed the obligation that it would have had if such contest had been settled or proceeding terminated on such date on the basis of the settlement offer the


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      acceptance of which was recommended by Indemnitor; and (ii) Indemnitor shall have no further liability for costs or other expenses in respect of such contest. Acquiror shall not settle any claim without Indemnitor's consent; provided, however, that Acquiror shall not be required to contest any proposed adjustment and may settle any such proposed adjustment if (i) Acquiror shall waive its right to indemnity with respect to such adjustment and shall refund to Indemnitor any amount previously paid or advanced by Indemnitor with respect to such adjustment or the contest of such adjustment.

                  (e) If Indemnitor shall have duly complied with all the terms of this Section 6, Indemnitor's liability for indemnification, if any, under Section 3(a), shall be deferred (subject to the provisions of Section 6(c) hereof) until a Final Determination of the liability of such Acquiror. At such time, Indemnitor shall become obligated for the payment of any indemnification hereunder resulting from the outcome of such contest, and Acquiror shall become obligated to refund to Indemnitor any amount received as a refund by Acquiror or credited to Acquiror attributable to advances by Indemnitor hereunder. Within thirty
      (30) days following such Final Determination, any amounts due hereunder shall be paid first by set off against each other and either (i) Indemnitor shall pay to Acquiror any excess of the full amount due hereunder over the amount of any advances previously made by Indemnitor and applied against Indemnitor's indemnity obligation as aforesaid or
      (ii) Acquiror shall repay to Indemnitor any excess of such advances over such full amount due hereunder, together with the portion of any interest received by such Acquiror that is properly attributable to such excess amount of such advances during the period such advances were outstanding, and, if Indemnitor shall have indemnified such Acquiror with respect to the adverse tax consequences of any advances or payments hereunder, the amount of tax savings, if any, resulting from any payment pursuant to this sentence.

            Section 7. Cooperation. Acquiror agrees to consider in good faith any action (including filing claims for refund and amended Tax Returns) which it is reasonably requested to take by Indemnitor that would minimize the net amount of any indemnity payment due from Indemnitor hereunder.

            Section 8. Treatment of Payments. The parties hereto shall, for all tax and financial accounting purposes, to the extent permitted by law, treat the assumption and payment of liabilities hereunder by Indemnitor as a distribution by Indemnitor to the Company occurring prior to the Closing, and, accordingly, as not includible in the taxable income of Acquiror. Correspondingly, the parties hereto shall, for all tax and financial accounting purposes, to the extent permitted by law, treat any payment hereunder from Acquiror to Indemnitor as a capital contribution by the Company to Indemnitor occurring prior to the Closing, and, accordingly, as not includible in the taxable income of Indemnitor.

            Section 9. Elections. So long as the Company and the Company Subsidiaries remain incorporated as corporations under applicable law, the Acquiror will not elect to treat Company or its wholly-owned direct or indirect corporate subsidiaries as anything other than a qualified REIT subsidiary pursuant to Section 856(i) of the Code. Notwithstanding the preceding sentence, the Acquiror may, after Closing, cause the Company and one or more of the Company Subsidiaries to convert from corporations into limited liability companies pursuant to


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state law. To such extent, the Company and any such Company Subsidiaries that are wholly-owned, directly or indirectly, by Company, shall thereafter be treated as disregarded entities for Federal income Tax purposes and, to the extent permitted thereby, for purposes of applicable state, local and foreign Taxes. Acquiror may also transfer ownership of such disregarded entities to an entity controlled by the Acquiror that is classified as a partnership or as a disregarded subsidiary of Acquiror for Federal income Tax purposes. The parties hereto shall treat the Tax year of the Company, and, to the extent permitted by law, of any Company Subsidiaries, as ending on the Closing Date for Federal income Tax purposes and, to the extent permitted by law, for all state, local and foreign Tax purposes, and shall take no position inconsistent therewith.

            Section 10. Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of this Agreement shall be given in the same manner as in the Purchase Agreement.

            Section 11. Miscellaneous.

                  (a) Except as otherwise provided herein, the terms and conditions of this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                  (b) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PRINCIPLES OF SUCH STATE THAT MIGHT REFER THE GOVERNANCE, CONSTRUCTION OR INTERPRETATION OF THIS AGREEMENTS TO THE LAWS OF ANOTHER JURISDICTION. EACH OF SELLER, INDEMNITOR AND ACQUIROR AGREES IRREVOCABLY AND UNCONDITIONALLY TO:

                        (i) submit for itself and its property in any Action relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Courts of the State of New York sitting in the County of New York, the court of the United States of America for the Southern District of New York, and appellate courts having jurisdiction of appeals from any of the foregoing, and agrees that all claims in respect of any such Action shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court;

                        (ii) consent that any such Action may and shall be brought in such courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in any such court or that such Action was brought in an inconvenient court and agrees not to plead or claim the same;


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                        (iii) waive all right to trial by jury in any Action
      (whether based on contract, tort or otherwise) arising out of or relating to any of this Agreement, or its performance under or the enforcement of this Agreement;

                        (iv) agree that service of process in any such Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 10; and

                        (v) agree that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the Laws of the State of New York.

                  (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  (d) When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  (e) Except as described in Sections 3, 5 and 6 above, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  (f) Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Acquiror and Indemnitor.

            Section 12. Term. Except as otherwise provided herein, with respect to indemnification under Section 3(a) for Taxes, the term of this Agreement shall extend from the date hereof until such time as the applicable statute of limitations (including any extensions thereof) bars a claim by the Internal Revenue Service or relevant foreign, state or local Tax authority for a Tax otherwise indemnifiable under this Agreement.

            Section 13. Termination. This Agreement shall automatically terminate upon the termination of the Purchase Agreement in accordance with its terms. In the event of the termination of this Agreement pursuant to this
Section 13, except as expressly provided in the Purchase Agreement, no party hereto shall have any liability to any other party with respect to this Agreement or the transactions contemplated hereby and this Agreement shall be of no further force or effect.


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


            Section 14. Release. Acquiror, Indemnitor and their respective existing and future Affiliates (collectively, the "Releasing Parties") do hereby absolutely release and discharge Seller and its existing and future Affiliates and Representatives (collectively, the "Releasees") from any and all claims, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, demands, costs and judgments of whatsoever kind or nature, whether known or unknown, absolute or contingent, direct or indirect at law or in equity, which any of the Releasing Parties ever had or now has or have or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever to the extent arising from, in connection with, related to or as a result of (a) the Purchase Agreement and the transactions contemplated thereby and the consummation thereof, relating to any period from the beginning of the world to the end of time, regardless of when brought, (b) the Transaction Agreements and the transactions contemplated thereby and the consummation thereof, relating to any period from the beginning of the world to the end of time, regardless of when brought, (c) the Private Placement and the transactions contemplated thereby and the consummation thereof, relating to any period from the beginning of the world to the end of time, regardless of when brought and (d) any action or inaction of any of the Releasees relating to or associated with the transactions contemplated by the Purchase Agreement, the Transaction Agreements and the Private Placement, the transactions contemplated thereby and the consummation thereof, relating to any period from the beginning of the world to the end of time, regardless of when brought, except, in each case, for the obligations of Seller under
Section 2.06(b) of the Purchase Agreement (subject to Sections 7.05 and 7.06 thereof) and Sections 5.04(a) and 7.06 of the Purchase Agreement.

            Section 15. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

            Section 16. Entire Agreement. Except as otherwise provided in this Agreement, or as otherwise expressly agreed in writing by the parties, this Agreement and the other Transaction Documents constitute the entire agreement and supersede all other prior or contemporaneous oral or written agreements and understandings among the parties, or any of them, with respect to the subject matter hereof, and there are no warranties, representations or other agreements, express or implied, made to any party by any other party in connection with the subject matter hereof or thereof except as specifically set forth herein or therein or in the documents delivered pursuant hereto or in connection herewith.


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


            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                     FORTRESS BROOKDALE ACQUISITION LLC


                     By:     /s/  Randal A. Nardone
                        ------------------------------------------------------
                        Name:  Randal A. Nardone
                        Title: Secretary


                     BLC SENIOR HOLDINGS, INC.


                     By:     /s/  Mark J. Shulte
                        ------------------------------------------------------
                        Name:  Mark J. Shulte
                        Title: Chairman, Chief Executive Officer


                     PROVIDENT SENIOR LIVING TRUST


                     By:     /s/  Darryl W. Copeland, Jr.
                        ------------------------------------------------------
                        Name:  Darryl W. Copeland, Jr.
                        Title: Chief Executive Officer






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